EXETER & HAMPTON ELECTRIC COMPANY

                                 BALANCE SHEETS


                                                             March 31,
ASSETS:                                                         1997
                                                      -----------------------
Utility Plant (at original cost)                                  $50,811,957
Less: Accumulated Depreciation                                     18,028,069
                                                      -----------------------
    Net Utility Plant                                              32,783,888

Non-operating Property and Investments                                    507
                                                      -----------------------
Current Assets:
  Cash                                                                 66,470
  Accounts Receivable                                               4,581,066
  Materials and Supplies                                              358,746
  Prepayments                                                          43,840
  Accrued Revenue                                                       5,776
                                                      -----------------------
    Total Current Assets                                            5,055,898

Deferred Debits:

  Unamortized Debt Expense                                            202,889
  Prepaid Pension Costs                                             2,616,558
  Other                                                             3,885,028
                                                      -----------------------
    Total Deferred Debits                                           6,704,475
                                                      -----------------------
TOTAL                                                             $44,544,768
                                                      =======================




                        EXETER & HAMPTON ELECTRIC COMPANY

                                 BALANCE SHEETS


                                                               March 31,
LIABILITIES:                                                     1997
                                                        -----------------------
Capitalization:
  Common Stock Equity                                              $11,449,958
  Redeemable Preferred Stock                                         1,009,300
  Long-term Debt, Less Current Portion                              13,700,000
                                                        ----------------------
    Total Capitalization                                            26,159,258

Current Liabilities:
  Long-term Debt, Current Portion                                    1,102,000
  Notes Payable                                                      3,280,151
  Accounts Payable                                                     305,072
  Due to Affiliates                                                  3,825,801
  Dividends Declared                                                   249,671
  Customers' Deposits                                                  819,373
  Taxes Accrued                                                        435,936
  Interest Accrued                                                     621,210
                                                        ----------------------
    Total Current Liabilities                                       10,639,214

Deferred Credits:
  Unamortized Investment Tax Credit                                    326,831
  Construction Advances                                                461,280
  Other                                                                579,773
                                                        ----------------------
      Total Deferred Credits                                         1,367,884

Deferred Federal Income Tax                                          6,378,412
                                                        ----------------------
      TOTAL                                                        $44,544,768
                                                        ======================




                        EXETER & HAMPTON ELECTRIC COMPANY

                             STATEMENTS OF EARNINGS


                                                           Quarter Ended
                                                           March 31, 1997
                                                        -------------------
Operating Revenues                                              $13,868,071
                                                        -------------------
Operating Expenses:
  Electricity Purchased for Resale                               10,969,494
  Operating and Maintenance                                       1,167,413
  Depreciation                                                      448,727
  Provision for Taxes:
    Local Property                                                  343,810
    Federal Income                                                  162,786
                                                        -------------------
      Total Operating Expense                                    13,092,230
                                                        -------------------
Operating Income                                                    775,841
                                                        -------------------
Non-operating (Expense) Income                                       (2,381)
                                                        -------------------
Gross Income                                                        773,460
                                                        -------------------
Interest and Other Deductions
  Interest Expense, Net                                             379,394
                                                        -------------------
Net Income                                                          394,066
                                                        -------------------
Less Dividends on Preferred Stock                                    19,571
                                                        -------------------
Net Income Applicable to Common Stock                              $374,495
                                                        ===================